UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 22, 2011

Robbins & Myers, Inc.
(Exact name of Registrant as specified in its charter)

Ohio	001-13651	31-0424220

(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

51 Plum St., Suite 260, Dayton, Ohio	45440

(Address of principal executive offices)	(Zip code)
937-458-6600
(Registrant’s telephone number including area code)
Not applicable
(Former name and former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     On March 22, 2011, Robbins & Myers, Inc., an Ohio corporation (the “Company”), held its 2011 Annual Meeting of Shareholders at which directors were elected, Ernst & Young LLP’s appointment as the Company’s independent auditors for the fiscal year ending August 31, 2011 was approved, the compensation paid to the Company’s Named Executive Officers was approved in an advisory vote and an advisory vote was taken on the frequency of future advisory shareholder votes on executive compensation. The final voting results of each of these matters were as follows:
     1. Election of Directors:

	For	Withheld	Broker Non-Vote
Andrew G. Lampereur	40,169,102	841,030	2,126,956
Thomas P. Loftis	39,984,027	1,026,105	2,126,956
Dale L. Medford	40,454,246	555,886	2,126,956
Albert J. Neupaver	39,866,293	1,143,839	2,126,956
     2. Approval of the appointment of Ernst & Young LLP as independent auditors for fiscal year ending August 31, 2011:

For	Against	Abstain	Broker Non-Vote
42,089,955	1,032,108	15,025	N/A
     3. Approval in an advisory (non-binding) vote of the compensation paid to the Company’s Named Executive Officers:

For	Against	Abstain	Broker Non-Vote
37,673,708	2,332,310	1,004,115	2,126,956
     4. Approval in an advisory (non-binding) vote of the frequency of shareholder votes on executive compensation:

1 Yr	2 Yrs	3 Yrs	Abstain	Broker Non-Vote
34,479,313	257,100	5,267,723	1,005,998	2,126,956
     In accordance with the voting results for item 4, the Company’s Board of Directors determined that an advisory (non-binding) vote on the compensation paid to the Company’s Named Executive Officers will be conducted every year.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROBBINS & MYERS, INC.
March 28, 2011	By /s/ PETER C. WALLACE
	Name:	Peter C. Wallace
	Title:	President and Chief Executive Officer

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